JACOBS ENGINEERING GROUP INC.

NONQUALIFIED STOCK OPTION AGREEMENT

(1999 Stock Incentive Plan)

This Agreement is executed on ________ _____, 20__, by and between JACOBS ENGINEERING GROUP INC., a Delaware corporation (the “Company”), and              (“Optionee”) pursuant to the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “Plan”). Unless the context clearly indicates otherwise, capitalized terms used in this Agreement, to the extent they are defined in the Plan, have the same meaning as set-forth in the Plan.

      1.    Stock Option

(a) The Company hereby grants to Optionee the option (the “Option”) to purchase up to ______ shares of Jacobs Common Stock at a purchase price of $__ per share, to be issued upon the exercise thereof in cumulative annual installments as follows:

     (i)    An installment of 25% of the Option shall become exercisable one year following the date upon which this Option is granted (the “Grant Date”), with additional installments of 25% becoming exercisable on each anniversary of the Grant Date so that the Option is fully exercisable at the end of four (4) years from the Grant Date.

     (ii)    No Option may be exercised in whole or in part prior to the one-year anniversary of the Grant Date.

     (iii)    No Option may be exercised in whole or in part after the expiration of ten years from the Grant Date.

(b) Schedule A to the Plan establishes the effects on an outstanding Option of the Optionee’s termination of employment, other changes of employment or employer status, death, Disability, Retirement, or a Change in Control, and is hereby incorporated by reference. Notwithstanding the provisions of Schedule A to the Plan, the provisions of Paragraph 3, below, shall apply to this Option.

     2.    Exercise of Option

(a) Each installment of this Option as set forth above may be exercised, in whole or in part, in one or more exercises, during the time periods stated above. This Option, or any exercisable portion thereof, may be exercised solely by delivery to the Company of all of the following prior to the time when this Option or exercisable portion thereof, becomes unexercisable under Paragraph 1:

     (i)    Notice in writing signed by Optionee or another person then entitled to exercise this Option or portion, stating that this Option or portion is being exercised; and

(ii)    Payment of the full purchase price of the Option. The purchase price may be paid in cash or, at the discretion of the Committee, by the delivery or constructive exchange of shares of Jacobs Common Stock that have been owned by the Optionee for at least six months prior to the exercise, or a combination of cash and such shares having a total value equal to the option exercise price. Any shares so exchanged or assigned shall be valued at their Fair Market Value, as defined in the Plan.

(iii)    If this Option, or any exercisable portion of this Option, is being exercised pursuant to Paragraph 4 hereof by any person or persons other than the Optionee, then proof, reasonably

Jacobs Engineering Group Inc.
Nonqualified Stock Option Agreement (1999 Stock Incentive Plan)
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satisfactory to the Company, of the authority of such person or persons to exercise this Option or portion.

(b) In no event may this Option be exercised in such a manner as to require the Company to issue fractional shares.

3.    Effect of Engaging in Detrimental Activity

(a) For purposes of this Paragraph 3, “Detrimental Activity” means activity that is determined by the Committee, in its sole and absolute discretion, to be detrimental to the interests of the Company or any of its Related Companies, including but not limited to situations where Optionee: (1) divulges trade secrets of the Company or any Related Company, proprietary data or other confidential information relating to the Company or any Related Company or to the business of the Company or any Related Company, (2) enters into employment with a competitor of the Company or any Related Company under circumstances suggesting that Optionee will be using unique or special knowledge gained as an employee of the Company or any Related Company to compete with the Company or any Related Company, (3) is convicted by a court of competent jurisdiction of any felony or of a crime involving moral turpitude, (4) uses information obtained during the course of his or her employment by the Company or any Related Company for his or her own purposes, such as for the solicitation of business or the employees of the Company or any Related Company, (5) is determined to have engaged (whether or not prior to termination due to Retirement) in either gross misconduct or criminal activity harmful to the Company or any Related Company, or (6) takes any action that harms the business interests, reputation, or goodwill of the Company and/or any of its subsidiaries or Related Companies.

(b) If the Optionee’s employment is terminated in a manner that results in the Optionee retaining an interest in the options granted hereunder beyond the date of termination, and if an allegation of Detrimental Activity by Optionee is made to the Committee, then the Committee may suspend the exercisability of this Option for up to two months from its receipt of such allegation to permit an investigation of the allegation.

(c) If the Committee, in its sole discretion, determines that the Optionee has engaged in Detrimental Activity, then all unexercised options granted hereunder shall expire forthwith.

4.    Data Privacy

Optionee understands that the Company and/or a Related Company may hold certain personal information about the Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Jacobs Common Stock or directorships held in the Company, details of all Awards or any other entitlement to shares of Jacobs Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Data as described in this Agreement and any other Award materials by and among, as applicable, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan.
Optionee understands that Data will be transferred to the Company’s broker, administrative agents and such other stock plan service provider as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan.

Jacobs Engineering Group Inc.
Nonqualified Stock Option Agreement (1999 Stock Incentive Plan)
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Optionee understands that such recipients may be located in the United States or elsewhere, and that the country or countries in which such recipients reside or operate (e.g., the United States) may have different data privacy laws and protections than Optionee’s country. Optionee understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Optionee understands that Data will be held only as long as is necessary to implement, administer and manage Optionee’s participation in the Plan.

5.    Withholding Taxes

Optionee acknowledges that, regardless of any action taken by the Company or Related Companies or, if different, Optionee's employer (the "Employer"), the ultimate liability for all income tax, social insurance, payroll tax, payment on account or other tax-related items related to Optionee's participation in the Plan and legally applicable to the Optionee or deemed by the Company, Related Company or the Employer in its discretion to be an appropriate charge to Optionee even if legally applicable to the Company, Related Company or the Employer (“Tax-Related Items”), is and remains Optionee's responsibility and may exceed the amount actually withheld by the Company, Related Company or the Employer. Optionee further acknowledges and agrees that the Company, Related Company and/or the Employer may, if it so determines, offset any Employer tax liabilities deemed applicable to Optionee by reducing the shares of Jacobs Common Stock otherwise deliverable to Optionee pursuant to this Agreement. Optionee further acknowledges that the Company, Related Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the transfer or delivery of shares of Jacobs Common Stock upon exercise of the Option, and the subsequent sale of shares of Jacobs Common Stock acquired pursuant to such exercise; and (b) do not commit to and are under no obligation to structure the terms of any Award to reduce or eliminate Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Optionee is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable event, Optionee acknowledges that the Company, Related Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. The Company may refuse to issue or deliver any shares of Jacobs Common Stock to the Optionee until the obligation for any Tax-Related Items due in connection with the Award has been satisfied, which may be satisfied by one or a combination of the following:

(i) withholding from Optionee's wages/salary or other cash compensation paid to the Optionee by the Company, Related Company or the Employer; or
(ii) withholding from proceeds of the shares of Jacobs Common Stock acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company's broker (on Optionee's behalf pursuant to this authorization); or
(iii) withholding in Stock to be transferred upon exercise of the Option.

Under no circumstances can the Company be required to withhold from the shares of Jacobs Common Stock that would otherwise be delivered to Optionee upon exercise of the Option a number of shares having a total Fair Market Value that exceeds the amount of withholding taxes as determined by the Company.

6.     Transferability of Options

The rights of the Optionee under this Agreement shall not be assignable or transferable except by will or by the laws of descent and distribution. The rights of the Optionee under this Agreement

Jacobs Engineering Group Inc.
Nonqualified Stock Option Agreement (1999 Stock Incentive Plan)
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shall not be assignable or transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder. During the lifetime of Optionee, this option shall be exercisable only by Optionee or, in the case of his or her Disability, by his personal representative.

After the death of Optionee, any exercisable portion of this Option may, prior to the time when such portion becomes unexercisable under the provisions of Paragraph 1(b), above, be exercised by the Optionee’s personal representative or by any person empowered to do so under court order, by will or the laws of descent and distribution (such personal representative or other person empowered to act under court order is hereinafter referred to as a “Third Party”). The Optionee acknowledges and agrees that the Company may delay any exercise of the options granted hereunder until it has received satisfactory proof of the Third Party’s right to exercise the options.

7.     No Extensions Beyond Original Expiration Date

Notwithstanding any suspension of an Option pursuant to Paragraph 3, or any delay in the exercise of an Option pursuant to Paragraph 4 or 5, no Option may be exercised after the expiration date set forth in Paragraph 1(a).

8.    Certain Conditions To Issue Of Shares

No shares may be issued upon the exercise of this Option if, in the opinion of counsel for the Company, all then applicable requirements of the Securities and Exchange Commission and any other regulatory agencies having jurisdiction and of any stock exchange upon which the shares of the Company may be listed are not fully met, and, as a condition of Optionee’s exercise of this Option,
Optionee shall take all such action as counsel may advise is necessary for Optionee to take to meet such requirements.

9.    Employment

The rights granted to Optionee under this Agreement are conditioned upon the agreement of Optionee to continue in the employ of the Company or of a Related Company for a period of at least one year after the date of this Agreement, and Optionee hereby so agrees and further agrees to render his services for such period for such reasonable compensation as the Company may determine.

10.    Miscellaneous Provisions

This Agreement is governed in all respects by the Plan, except as provided by the Plan, and applicable law. In the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall prevail. Optionee shall have no rights as a shareholder with respect to shares covered by this Agreement until the issuance of such shares. The Company shall not be obligated to make any adjustment for dividends or other rights for which the record date is prior to the date the shares are issued under this Agreement. This Agreement shall impose no obligation upon Optionee to exercise this Option. Neither the grant nor award of an Incentive Award under the Plan constitutes an agreement of employment between the Optionee and the Company or a Related Company. The receipt of an Incentive Award does not constitute a right acquired by the recipient to any other form of compensation, or to any future benefit or compensation, or to participate in any other benefit plan or program sponsored by the Company or Related Company, or to receive additional Incentive Awards under the Plan in the future. This Agreement shall impose no obligation on the Company or any Related Company to employ Optionee for any period. This Agreement shall be construed, administered and enforced according to the laws of the State of California.

Jacobs Engineering Group Inc.
Nonqualified Stock Option Agreement (1999 Stock Incentive Plan)
Page 5 of 5                                            Exhibit 10.49

11.    Code Section 409A

It is intended that the Option granted pursuant to this Agreement shall not constitute a “deferral of compensation” within the meaning of Section 409A of the Code and, as a result, shall not be subject to the requirements of Section 409A. The Agreement is to be interpreted in a manner consistent with this intention. Notwithstanding any other provision in this Agreement, the Agreement may not be modified in a manner that would cause the Option to become subject to Section 409A of the Code.

12. Clawback.

Optionee agrees that if Optionee is or becomes a section 16 executive officer of the Company, in the event of any Inaccurate Financial Statement, Optionee will return to the Company on demand all incentive-based compensation payments (whether under this Agreement, the Plan or otherwise) made to Optionee during the 3-year period preceding the date on which the Company is required to prepare an accounting restatement that are in excess of what would have been paid had such incentive-based compensation instead been determined under the accounting restatement (the “Payments”).  In addition, Optionee agrees to application of any clawback, forfeiture, recoupment, or similar requirement required to apply to incentive-based compensation granted to Optionee under any current or future applicable law or listing standard or regulatory body requirement.  An “Inaccurate Financial Statement” is any inaccurate financial statement due to material noncompliance by the Company with any financial reporting requirements under the securities laws.

13.    Certain Conditions To Issue Of Shares

By signing below or electronically accepting this Award, Optionee (1) agrees to the terms and conditions of this Agreement, and (2) confirms receipt of a copy of the Plan and all amendments and supplements thereto.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

JACOBS ENGINEERING GROUP INC.

By:

Steven J. Demetriou, President & Chief Executive Officer